SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ________________

       Date of Report (Date of Earliest Event Reported) May 20, 1998


                      NORTH FORK BANCORPORATION, INC.
             (Exact Name of Registrant as Specified in Charter)

    Delaware                      1-10458                36-3154608
 (State or Other              (Commission File         (I.R.S. Employer
   0Jurisdiction                 Number)               Identification No.)
 of Incorporation)

               275 Broad Hollow Road Melville, New York  11747
            (Address of Principal Executive Offices)   (Zip Code)

    (Registrant's Telephone Number, Including Area Code) (516) 844-1004



 ITEM 5.   OTHER EVENTS

           The following relates to the publication of unaudited financial results of North Fork Bancorporation (the Corporation), which reflect the acquisition of New York Bancorp that was acquired on March 27, 1998 in a transaction accounted for as a pooling-of-interests. The publication of these unaudited financial results is in connection with the provision of the merger agreement between the Corporation and New York Bancorp and includes at least 30 days of post-merger combined results of operations pursuant to Securities and Exchange Commission Accounting Series Release No. 135. For the four-month period ended April 30, 1998, net interest income and non-interest income were $138.2 million and $16.5 million, respectively. Net income for this period was $23.6 million.


                                 SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NORTH FORK
                                       BANCORPORATION, INC.


                                    By: /s/ Daniel M. Healy
                                       ___________________________
                                       Name:   Daniel M. Healy
                                       Title:  Executive Vice President
                                                 and Chief Financial Officer



 Date: May 20, 1998